EXHIBIT 23.1

Millstream Acquisition Corporation
Wayne, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 1 to this Registration Statement of our report dated May 1, 2003, relating to the financial statements of Millstream Acquisition Corporation (a corporation in the development stage), which is contained in that Prospectus.

We also consent to the reference to us under the Caption "Experts" in the Prospectus.

/s/  BDO SEIDMAN, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania

June 26, 2003